[ORTHOFIX logo]


Contact:
-------
Dan Yarbrough, Director of Investor Relations, Orthofix International, N.V., 704-948-2617

                     Orthofix promotes Alan W. Milinazzo to
                   Group President and Chief Executive Officer
                             effective April 1, 2006

       "Succession-planning is one of the primary responsibilities of the
         Board of Directors, and we are therefore very pleased with the orderly transition from Charlie Federico to Alan Milinazzo."
                 James F. Gero, Chairman of the Board, Orthofix

HUNTERSVILLE, N.C., Feb. 16, 2006--Orthofix International N.V. (NASDAQ: OFIX) announced today that Alan W. Milinazzo, 46, the Company's Chief Operating Officer (COO), has been promoted to Group President and Chief Executive Officer
(CEO) effective April 1, 2006. He will succeed Charles W. Federico, who will remain a Director of Orthofix. A successor to the position of COO has not been named at this time.

Mr. Milinazzo joined Orthofix in September 2005 from Medtronic Inc., where he was Vice President of Medtronic's Vascular business as well as Vice President and General Manager of Medtronic's Coronary and Peripheral businesses. At Medtronic, Mr. Milinazzo directed successful product launches domestically as well as internationally. Additionally, his leadership efforts with regard to M&A activities provided the necessary strategy and direction required to remain at the forefront of the industry. Prior to Medtronic, Mr. Milinazzo spent 12 years as an executive with Boston Scientific Corporation in numerous roles, including Vice President of Marketing for SCIMED Europe, managing a $210 million interventional cardiology business. Mr. Milinazzo has nearly 25 total years of management and marketing experience in the medical device industry.

"When we announced the appointment of Alan Milinazzo as Orthofix's first COO in September of last year, we said that he represented 'a significant hire' for Orthofix. Indeed, we engaged Alan for the purpose of succeeding me at such time as Alan felt he had command of our business. That time has come. His vast experience in, and deep knowledge of, the medical device industry as a result of helping lead great companies such as Medtronic and Boston Scientific have made his learning curve at Orthofix a brief one," said Charles W. Federico, Group President and CEO, who will remain as a Director of Orthofix after April 1, 2006. "But in addition to his own capabilities and experience, Alan has profited greatly from his close interaction with an already successful executive management team at Orthofix, one that possesses extensive industry experience. Together, they will ensure continuity of purpose for Orthofix going forward."

"Under Charlie Federico's stewardship, Orthofix has not only achieved outstanding financial performance year-in and year-out, but also has established competitive advantages and has expanded and extended its markets. These noteworthy achievements--in combination with Orthofix's exceptional reputation among its physician-customers, its worldwide influence, a very strong balance sheet and accomplished executive management team--position Orthofix to


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successfully execute an ambitious growth strategy by way of acquisitions, licensing agreements and distribution opportunities," said Mr. Milinazzo. "For all of these reasons, the future is very bright for Orthofix."

(Please note: to view a Profile of Mr. Alan W. Milinazzo, please visit www.orthofix.com.)



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About Orthofix International, N.V.
----------------------------------
Orthofix International N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction, and trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages, helping them achieve a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients via Orthofix's sales representatives and its subsidiaries, including Breg, Inc., and via partnerships with other leading orthopedic product companies, such as Medtronic Sofamor Danek and Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and the National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements
--------------------------
This news release contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix, and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences may include, but are not limited to, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent report on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.


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